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                                                                   Exhibit 10.14

                         AGREEMENT AND GENERAL RELEASE

            This Agreement and General Release ("Agreement") is made and entered into by and between Mobius Management Systems, Inc. and Joseph Tinnerello.

                                   DEFINITIONS

            As used throughout this Agreement:

            A. "Mobius" refers to Mobius Management Systems, Inc. together with its past and present parents, subsidiaries, and affiliates, and each of their respective past and present officers, directors, agents, employees, successors, and assigns.

            B. "Tinnerello" refers to Joseph Tinnerello, his heirs, executors, administrators, agents, successors, assigns, and dependents.

                                    RECITALS

            WHEREAS, Tinnerello has been employed by Mobius; and

            WHEREAS, the parties have agreed that Tinnerello's employment by Mobius shall end effective October 1, 1997; and

            WHEREAS, the parties hereto desire to settle any and all disputes and extinguish any and all claims relating to Tinnerello's employment by Mobius which Tinnerello now has or might otherwise hereafter have against Mobius;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be and being legally bound hereby, the parties agree as follows:

                                    AGREEMENT

            1. Tinnerello will cease to be employed by Mobius effective October 1, 1997 (the "Termination Date").

            2. (a) Except as necessary to enforce the terms of this Agreement, and in exchange for and in consideration of the promises, covenants, and agreements set forth herein, Tinnerello hereby releases Mobius to the maximum extent permitted by law from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Mobius, Tinnerello ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this

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Agreement and including without limitation all causes of action relating to
Tinnerello's employment with Mobius, the termination of that employment on October 1, 1997, any claim to any options under any agreement except as set forth in this Agreement and any claim for further or additional compensation.

                  (b) Except as necessary to enforce the terms of this Agreement, and in exchange for and in consideration of the promises, covenants, and agreements set forth herein, Mobius hereby releases Tinnerello to the maximum extent permitted by law from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Tinnerello, Mobius ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever actually known to the President, Executive Vice President or Chief Financial Officer of Mobius as of the date hereof.

            3. Except as necessary to enforce the terms of this Agreement, each party promises never to file or participate in a lawsuit, arbitration, agency, or other legal proceeding asserting any claims that are released by such party pursuant to this Agreement. If a party breaks such promise and files or participates in a legal proceeding based on claims such party has released pursuant to this Agreement, such party agrees to pay for all costs, including reasonable attorneys' fees, incurred by the other party in defending against such party's claim.

            4. (a) Tinnerello acknowledges and recognizes the highly competitive nature of the Company's business and that access to Mobius' confidential records and proprietary information renders him special and unique within Mobius' industry. In consideration of the grant of options by Mobius to Tinnerello pursuant to Paragraph 6(a) hereof (the "Termination Grant") and the acceleration of the exercisability of certain options pursuant to Paragraph 6(b) hereof (the "Acceleration"), Tinnerello agrees that during the period beginning on the Date of Termination and ending twenty-four months after the Date of Termination (the "Covered Time"), Tinnerello will not compete with the business of Mobius, which means that Tinnerello will not engage, directly or indirectly, in any business related to the development, sale, or provision of any services related to the archiving and retrieval of documents and records or other related document and record management services.

            (b) In further consideration of the Termination Grant and the Acceleration, Tinnerello agrees that during the Covered Time he shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of Mobius to terminate his, her, or its relationship with Mobius; (ii) directly or indirectly solicit or attempt to solicit any of the employees, agents, consultants or representatives of Mobius to become employees, agents, representatives or consultants of any other person or entity; or (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of Mobius with respect to any product or service being furnished, made, sold or leased by Mobius.

            (c) Tinnerello understands that the provisions of this Paragraph 4 may limit his ability to earn a livelihood in a business similar to the business of Mobius but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement is


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sufficient to justify the restrictions contained in such
provisions. In consideration thereof and in light of Tinnerello's education, skills and abilities, Tinnerello agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

            5. Tinnerello acknowledges that during the course of his employment with Mobius he had access to proprietary information and confidential records of Mobius. Tinnerello covenants that he shall not, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than Mobius, nor otherwise disclose, any proprietary information to any individual or entity, unless such disclosure has been authorized in writing by Mobius or is otherwise required by law. Tinnerello acknowledges and understands that the term "proprietary information" includes, but is not limited to: (a) the name and/or address of any customer, vendor or affiliate of Mobius or any information concerning the transactions or relations of any customer, vendor or affiliate of Mobius with Mobius or any of its partners, principals, directors, officers or agents; (b) any information concerning any product, technology, or procedure employed by Mobius but not generally known to its customers, vendors or competitors, or under development by or being tested by Mobius but not at the time offered generally to customers or vendors; (c) any information relating to Mobius' computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements or business plans; (d) any information which is generally regarded as confidential or proprietary in any line of business engaged in by Mobius; (e) any business plans, budgets, advertising or marketing plans; (f) any information contained in any of Mobius' written or oral policies and procedures or manuals; (g) any information belonging to customers, vendors or affiliates of Mobius or any other person or entity which Mobius has agreed to hold in confidence; (h) any inventions, innovations or improvements covered by this Agreement; and (i) all written, graphic and other material relating to any of the foregoing. Tinnerello acknowledges and understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public or information that is or becomes available to me on a non-confidential basis from a source other than Mobius or Mobius' directors, officers, employees, partners, principals or agents (other than as a result of a breach of any obligation of confidentiality).

            6. In full and complete consideration for Tinnerello's promises, covenants, and agreements set forth herein, with no further services to be rendered by Tinnerello to Mobius and regardless of Tinnerello's employment status elsewhere:

            (a) Mobius will grant to Tinnerello fully vested options to purchase 1,000 shares of the common stock of Mobius, in accordance with the Mobius 1996 Stock Incentive Plan and the Stock Option Agreement (the "Stock Option Agreement") attached hereto as Exhibit A.

            (b) Mobius shall accelerate to the date hereof the exercisability of options to purchase 800 shares of the common stock of Mobius previously granted to Tinnerello by Mobius pursuant that certain stock option agreement dated as of November 6, 1996 (the "1996


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Agreement"). All other options to purchase shares of the common stock of Mobius granted pursuant to the 1996 Agreement are hereby irrevocably cancelled.

            7. The parties agree that it is a material condition of this Agreement that Tinnerello maintain strictly confidential and shall take all reasonable steps to prevent the disclosure to any person or entity the existence, terms, or subject matter of this Agreement. This provision does not prohibit Tinnerello from providing this information to his attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law. To the extent Tinnerello makes any disclosure to any attorney or accountant as permitted pursuant to this paragraph, he shall instruct such person not to make any further disclosure except in accordance with this paragraph.

            8. In executing this Agreement, neither Mobius nor Tinnerello admits any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation, or violation of any federal, state, or local law or regulation.

            9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            10. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof unenforceable or invalid.

            11. This Agreement and the Stock Option Agreement constitute the entire agreement between the parties and cannot be altered except in a writing signed by the parties. The parties acknowledge that they entered into this Agreement, that they fully understand all of its provisions, and that no representations were made to induce execution of this Agreement and the Stock Option Agreement which are not expressly contained herein.

            12. The parties agree that any disputes concerning the interpretation or application of this Agreement shall be governed by New York law and submitted to a court in New York, without regard to principles of conflict of law or where the parties are located at the time a dispute arises.

            13. Tinnerello acknowledges that he has been afforded an opportunity to consider this Agreement and has been advised to consult with an attorney prior to executing this Agreement and the Stock Option Agreement. Tinnerello acknowledges that he has had an adequate opportunity to review this Agreement before its execution.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of
September 30, 1997.

                                    MOBIUS MANAGEMENT SYSTEMS, INC.


/s/ Joseph Tinnerello               By: /s/ Mitchell Gross
-------------------------               ----------------------
Joseph Tinnerello                       Mitchell Gross, President

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